                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of the Cisco Systems, Inc. International Employee Stock Purchase Plan, of our reports dated August 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 25, 1998 and July 26, 1997, and for the three (3) years ended July 25, 1998, which reports are included in the Company's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission.



                                            /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 23, 1998